Ex-99.j.3

Scout Funds
(a Delaware statutory trust)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned as a trustee of Scout Funds (the “Trust”), a Delaware statutory trust, hereby constitutes and appoints Andrew J. Iseman, Benjamin D. Wiesenfeld, Scott A. Betz, Jessica A. Schubel and Michael P. O’Hare, and each of them with power to act without the others, his attorney-in-fact, with full power of substitution and resubstitution, to sign, in his capacity as a trustee of the Trust, any amendments to the Trust’s current Registration Statement on Form N-1A (as filed with the U.S. Securities and Exchange Commission), and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby ratify and confirm his signature as it may be signed by said attorneys to these registration statements, amendments to such registration statements and other instruments.

IN WITNESS WHEREOF, the undersigned has herewith set his name and seal as of the 9th day of October 2015.

/s/ Jerry T. Golden Jerry T. Golden, Trustee